SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                                Form 8-K

          Current Report Pursuant to Section 13 or 15 (d) of
                     The Securities Act of 1934

Date of Report (Date of earliest event reported)    November 16, 2000


                         COVEST BANCSHARES, INC.

                        --------------------------

        (Exact name of registrant as specified in its charter)

          DELAWARE              0-20160            36-3820609
          --------              -------            ----------

     (State or other       (Commission File         (I.R.S.
   Employer Jurisdiction    Number)                 Identification
   No.)                                             No.)


           749 Lee Street, Des Plaines, Illinois    60016
         --------------------------------------------------
        (address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (847) 294-6500







Item 5.  OTHER EVENTS

On Thursday, November 16, 2000, the Company issued a press release pertaining to launching the Internet banking. The text of the press release is attached hereto as Exhibit 99.1.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 16, 2000

COVEST BANCSHARES, INC.


By :/s/ PAUL A. LARSEN
        PAUL A. LARSEN
        Executive Vice President and
        Chief Financial Officer



Item 7.  EXHIBIT 99.1

CoVest Banc Launches Comprehensive Retail and Commercial Internet
Banking Solutions

Des Plaines, IL, November 16, 2000 - CoVest Banc launches a new service that will enable CoVest customers to access their account information and perform banking transactions over the Internet in a secure banking environment. "The service is designed to increase accessibility and flexibility for busy customers. Our customers will be able to do their banking anytime, anywhere... all they need is Internet access. No separate software is required," said
Jack A. Nick, Assistant Vice President and Internet Banking
Manager.

With CoVest Banc's new Internet banking solutions, customers will be able to view current balances and account history, examine individual transactions, transfer funds between deposit accounts or execute stop payments. Customers can also make loan payments through internal transfers or by using the optional Bill Payment service. If customers use a third-party accounting software package, they can export their account history seamlessly to it from the Internet banking solutions. In addition to the functionality listed above, the Cash Management solution for businesses includes the ability to originate ACH and wire transfers, process EFT tax payments, manage payroll, and order currency. "CoVest Banc's Cash Management solution also allows the customer to assign authorization access for various users within the business, adding to the solution's functionality and value," added Mr. Nick. The CoVest Banc Internet banking solutions are implemented in a real-time environment, helping both retail and commercial customers manage their money more efficiently. Using an Internet browser with 128-bit SSL encryption provides a secure banking environment.

CoVest Banc's Internet banking solutions will help CoVest compete more effectively and profitably with larger banks, leveling the playing field with technology. CoVest will also be in a position to compete with online brokerage firms as part of the Internet solution in early-2001. The addition of other Internet banking features such as account aggregation (early-2001) will provide CoVest customers with superior value-added flexibility. Customers can also visit any one of our locations to meet with a CoVest Banker, or they can take advantage of the extended hours offered at all CoVest drive-up facilities. CoVest customers already enjoy the convenience of banking via ATM and telephone 24 hours a day, 7 days a week. Now, customers will be able to choose to bank with CoVest via the Internet - a CoVest branch that's accessible anytime from anywhere.

A new web site was launched in conjunction with the rollout of Internet banking. CoVest Banc's new web site, which replaces a previous site that was launched in December 1996 and redesigned in April 1999, provides a customizable portal, or gateway, to the Internet. The portal will offer comprehensive, up-to-the-minute, local and national news, sports, and weather. It will provide several features including Market Watch, allowing users to track their stocks throughout the day. Community events will be posted in a Community Bulletin Board as well as highlighted on a Community Calendar. The portal will provide links to the local and global marketplaces as well as a Financial Toolbox that is designed to help users manage their finances from day to day. The CoVest Banc portal is customizable, so users can add their own favorite links to it. More importantly, this Internet start page will be the doorway to CoVest Banc's Internet banking solutions. Please visit www.covestbanc.com for more information.

As of September 30, 2000, CoVest Bancshares, Inc., the holding company for CoVest Banc, had consolidated assets of $579 million.
CoVest Banc operates three full-service offices in Arlington
Heights, Des Plaines and Schaumburg.